[KIRKLAND, RUSS, MURPHY & TAPP LETTERHEAD]


Board of Directors
Nutriceuticals.com Corporation

We consent to the use of our reports included herein and to the reference to our firm under the heading "experts" in the prospectus.

/s/ KIRKLAND, ROSS, MURPHY & TAPP

Clearwater, Florida
June 28, 1999